UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Electrified Materials Corporation
(Exact name of registrant as specified in its charter)

Indiana	85-1848141
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12115 Visionary Way, Suite 174 Fishers Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(317) 855-9926

Mark Jensen

Chief Executive Officer

12115 Visionary Way, Suite 174

Fishers, Indiana 46038

Telephone: (317) 855-9926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

_________________

Clifford J. Hunt

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

(727) 471-0444 telephone

(727) 471-0447 facsimile

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Electrified Materials Corporation

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1 (the “Information Statement”).

Item 1. Business.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Industry,” “Our Business,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the Information Statement entitled “Our Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Director Compensation” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the sections of the Information Statement entitled “Our Business—Legal Proceedings” and Note 3, “Commitments and Contingencies” to the audited financial statements. Those sections are incorporated herein by reference.

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Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Questions and Answers About Reasons for the Spin-Off,” “The Spin-Off,” “Dividend Policy,” “Capitalization,” “Material U.S. Federal Income Tax Consequences of the Spin-Off,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Questions and Answers About Reasons for the Spin-Off,” “The Spin-Off,” “Dividend Policy,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between American Resources Corp. and the registrant
2.2	Transition Services Agreement between American Resources Corp and the registrant
2.3	Supply Agreement
3.1	Articles Conversion of the registrant
3.2	Articles of Incorporation of the registrant
4.1	Bylaws of the registrant
10.01	Employment Agreement with Mark C. Jensen as Chief Executive Officer
10.02	Employment Agreement with Kirk P. Taylor as Chief Financial Officer
10.03	2024 Omnibus Incentive Plan
21.1	List of subsidiaries of the registrant
99.1	Preliminary Information Statement

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Electrified Materials Corporation

Dated: February 12, 2025	By:	/s/ Mark C. Jensen
	Name:	Mark C. Jensen
	Title:	Chief Executive Officer

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